UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 5, 2007

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14330	57-1003983
(Commission File Number)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina	28269
(Address of Principal Executive Offices)	(Zip Code)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On July 5, 2007, Polymer Group, Inc. (the “Company”) received a call from the Division of Enforcement of the United States Securities and Exchange Commission (the “SEC”) regarding last year’s investigation by the Audit Committee of the Company’s Board of Directors into certain transactions between the Company and an equipment supplier and related matters.  The investigation and resulting departure of the Company’s former Chief Executive Officer and former Vice President of Global Purchasing have been previously disclosed in the Company’s SEC filings.  The SEC requested documents related to the Audit Committee’s investigation.  The Company has furnished documents to the SEC in response to this request.  In addition, the Company offered to meet with the SEC to explain the Audit Committee’s process and to otherwise respond to any questions.  That meeting took place on July 19, 2007.  The Company intends to comply with any additional requests from the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.
(Registrant)

Date: July 26, 2007	By:	/s/ Willis C. Moore, III
Willis C. Moore, III
Chief Financial Officer